Exhibit 99.1

EXTENDED STAY AMERICA ANNOUNCES FIRST QUARTER 2014 RESULTS

-Completes Renovation of 90 Hotels-

-Re-affirms 2014 Revenue and Adjusted EBITDA Guidance-

CHARLOTTE, N.C. – May 7, 2014 (BUSINESS WIRE) — Extended Stay America, Inc. (NYSE: STAY) (the “Company”) today announced results for the quarter ended March 31, 2014.

Consolidated and Combined First Quarter 2014 Highlights

•	Revenue increased 5.3% to $270.3 million

•	RevPAR grew 4.9% to $38.79

•	90 hotel renovations completed

•	Impact of renovations and weather-related costs in the quarter resulted in Hotel Operating Margin[1] decrease of approximately 180 basis points to 48.2%

•	Net income of $16.1 million increased $2.2 million, or 15.5%

•	Adjusted Paired Share Income[1] of $22.4 million or $0.11 per Paired Share, increased $6.6 million, or $0.02 per Paired Share

•	Adjusted EBITDA[1] of $112.3 million increased $0.4 million, or 0.4%

Extended Stay America’s Chief Executive Officer, Jim Donald commented, “Our first quarter was consistent with our expectations while completing our recent hotel renovation phase and getting through the impact of severe weather during the quarter. Furthermore, we are experiencing improved revenue growth as we begin the second quarter of 2014 as expected. We also continue to make progress on other strategic initiatives, including our initial development work on a new revenue management system for implementation later this year. We believe that our strong operating metrics coupled with the benefit of our refreshed portfolio, along with our planned service and revenue enhancements, will drive value for both our customers and our shareholders in 2014 and beyond.”

Financial and Operating Results

Revenue for the three months ended March 31, 2014 increased 5.3% over the comparable period in 2013 to $270.3 million.

[1]	See “Disclosure Regarding Non-GAAP Financial Measures” herein for a reconciliation of the non-GAAP measures included herein (i.e., EBITDA, Adjusted EBITDA, Hotel Operating Profit, Hotel Operating Margin, Paired Share Income, Adjusted Paired Share Income and Adjusted Paired Share Income per Paired Share).

Revenue per available room (“RevPAR”) for the three months ended March 31, 2014 increased 4.9% over the comparable period in 2013, driven by an improvement in average daily rate (“ADR”) of 5.7% which was slightly offset by a decrease in occupancy to 70.0% as compared to 70.6% in the comparable period in 2013. RevPAR results for the quarter were impacted approximately 150 to 200 basis points due to displacement from the recent hotel renovation phase. ADR growth was driven primarily by a combination of price increases and a shift in customer mix toward higher profit generating guests. Occupancy was primarily affected by renovation displacement.

Hotel Operating Margin for the three months ended March 31, 2014 decreased approximately 180 basis points over the comparable period in 2013 to 48.2%. Results for the quarter include higher costs related to the severe winter weather in utilities, snow removal and repairs and maintenance; as a result, operating margin flow-through, defined as the change in Hotel Operating Profit divided by the change in total room and other hotel revenues, was 13.6%.

Net income for the three months ended March 31, 2014 was $16.1 million, compared to net income of $13.9 million in the comparable period in 2013. Results in 2014 included $15.5 million of savings in interest expense as a result of the reduction in outstanding mezzanine debt, partially offset by increased income tax expense related to our post-IPO corporate structure.

Adjusted Paired Share Income for the three months ended March 31, 2014 was $22.4 million, or $0.11 per Paired Share. Adjusted Paired Share Income, a non-GAAP measure, represents net income, as adjusted, attributable to the consolidated and combined entity, whose representative security is a Paired Share. A Paired Share entitles holders to participate in 100% of the common equity and earnings of both Extended Stay America, Inc. and ESH Hospitality, Inc.

Adjusted EBITDA for the three months ended March 31, 2014 increased $0.4 million to $112.3 million representing a 0.4% increase over the comparable period in 2013, and included approximately $3.5 million of hotel operating expenses related to the severe winter weather.

Capital

The Company invested $49.4 million in capital expenditures during the first quarter of 2014, which includes capital renovations, regular maintenance and information technology projects. The Company completed 90 hotel renovations in the first quarter of 2014 as planned.

Peter Crage, Chief Financial Officer, stated, “We are currently evaluating the opportunity to reduce our debt service related to our mezzanine debt through a refinancing and further strengthen our cash flow position. We expect to generate significant free cash flow in the future and our capital structure provides us with substantial flexibility, which positions us well for success as we move ahead.”

Dividend

On April 24, 2014, the Board of Directors of ESH Hospitality, Inc., the Company’s subsidiary, declared a cash dividend of $0.15 per share for the first quarter 2014, payable to ESH Hospitality, Inc.’s Class A and Class B common shareholders. The dividend will be payable on May 22, 2014 to shareholders of record as of May 8, 2014.

Outlook 2014

The Company re-affirms its outlook for 2014 as follows:

•	Total revenues are estimated to increase 7% to 10% to approximately $1,212 to $1,246 million

•	Depreciation and amortization of approximately $165 to $170 million

•	Interest expense of approximately $148 million, excluding the impact of additional debt reduction or refinancing

•	Effective tax rate is expected to range from 23% to 24%

•	Capital expenditures are expected to be in the range of $150 to $170 million for capital renovations, regular maintenance and information technology projects.

Based upon these assumptions, 2014 Adjusted EBITDA is expected to range between $570 to $600 million, representing approximately 10% to 16% growth over 2013 Adjusted EBITDA. Net income is now anticipated to range from approximately $174 to $205 million, updated to include an estimated non-cash foreign currency transaction loss of approximately $2.5 million.

Disclosure Regarding Non-GAAP Financial Measures

EBITDA, Adjusted EBITDA, Hotel Operating Profit, Hotel Operating Margin, Paired Share Income, Adjusted Paired Share Income and Adjusted Paired Share Income per Paired Share, which are detailed in the reconciliation tables that accompany this release, are used by the Company as supplemental performance measures. The Company believes these financial measures provide useful information to investors regarding our results of operations and allow investors to evaluate the ongoing operating performance of our hotels and facilitate comparisons between the Company and other lodging companies, hotel owners and other capital-intensive companies. EBITDA, Adjusted EBITDA, Hotel Operating Profit, Hotel Operating Margin, Paired Share Income, Adjusted Paired Share Income and Adjusted Paired Share Income per Paired Share are not recognized terms under GAAP. Because certain companies do not calculate EBITDA, Adjusted EBITDA, Hotel Operating Profit, Hotel Operating Margin, Paired Share Income, Adjusted Paired Share Income and Adjusted Paired Share Income per Paired Share in the same way and certain other companies may not perform such calculations, those measures as used by other companies may not be consistent with the way the Company calculates such measures and should not be considered as alternative measures of operating profit or net income calculated in accordance with GAAP. The Company’s presentation of EBITDA, Adjusted EBITDA, Hotel Operating Profit, Hotel Operating Margin, Paired Share Income, Adjusted Paired Share Income and Adjusted Paired Share Income per Paired Share does not replace the presentation of the Company’s financial results in accordance with GAAP.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Statements related to, among other things, future financial performance, including our 2014 performance, and flexibility, debt reduction and dividend growth, as such, may involve known and unknown risks, uncertainties and other factors that will cause the Company’s actual results or performance to differ from those projected in the forward-looking statements. For a description of factors that may cause the Company’s actual results or performance to differ from any forward-looking statements, please review the information under the heading “Risk Factors” included in the Company’s combined annual report on Form 10-K filed with the SEC on March 20, 2014 and other documents of the Company on file with or furnished to the SEC. Any forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company or its business or operations. Except as required by law, the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecasted by the Company’s forward-looking statements.

About Extended Stay America

Extended Stay America, Inc., the largest owner/operator of company-branded hotels in North America, owns and operates 684 hotels in the U.S. and Canada comprising approximately 76,200 rooms and employs approximately 10,000 employees in its hotel properties and headquarters. The Company owns and operates hotels under the core brand Extended Stay America®, which serves the mid-priced extended stay segment, and other brands. Visit www.extendedstay.com for more information about the Company and its services.

Contacts

Investors:

Kay Sharpton

(980) 345-1546

investorrelations@extendedstay.com

Media:

Terry Atkins

(980) 345-1648

tatkins@extendedstay.com

EXTENDED STAY AMERICA, INC.

CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2014		2013	% Variance
REVENUES:
Room revenues	$266,229		$252,805	5.3%
Other hotel revenues	4,087		3,719	9.9%
Management fees, license fees and other revenues	—		274	n/m

Total revenues	270,316		256,798	5.3%
OPERATING EXPENSES:
Hotel operating expenses	141,887		128,181	10.7%
General and administrative expenses	23,105		18,408	25.5%
Depreciation and amortization	45,327		41,245	9.9%
Managed property payroll expenses	—		196	n/m
Restructuring expenses	—		605	n/m
Acquisition transaction expenses	—		110	n/m
Impairment of long-lived assets	—		1,388	n/m

Total operating expenses	210,319		190,133	10.6%
OTHER INCOME	206		3	n/m

INCOME FROM OPERATIONS	60,203		66,668	(9.7)%
OTHER NON-OPERATING EXPENSE	2,515		—	n/m
INTEREST EXPENSE, NET	36,548		52,053	(29.8)%

INCOME BEFORE INCOME TAX EXPENSE	21,140		14,615	44.6%
INCOME TAX EXPENSE	5,059		698	n/m

NET INCOME	16,081		13,917	15.5%
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(5,291	) (1)	(471)	n/m

NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS OR MEMBERS	$10,790		$13,446	(19.8)%

(1)	Noncontrolling interests of Extended Stay America, Inc. include approximately 45% of ESH Hospitality, Inc.‘s common equity and 125 shares of ESH Hospitality, Inc. preferred stock.

n/m = not meaningful

	March 31, 2014	December 31, 2013
Balance Sheet Data (unaudited):
Cash and cash equivalents	$15,477	$60,457
Restricted cash	$140,256	$47,339
Total assets	$4,516,915	$4,449,687
Total debt	$2,966,045	$2,926,045
Total equity	$1,343,167	$1,341,208

EXTENDED STAY AMERICA, INC.

NON-GAAP RECONCILIATION OF NET INCOME TO PAIRED SHARE INCOME, ADJUSTED PAIRED SHARE INCOME AND ADJUSTED PAIRED SHARE INCOME PER PAIRED SHARE

(In thousands, expect per Paired Share data)

(Unaudited)

	Three Months Ended March 31,
	2014		2013
Net income attributable to common shareholders or members	$10,790		$13,446
Noncontrolling interests attributable to Class B common shares of ESH Hospitality, Inc.	5,287		—	(1)

Paired Share Income	16,077		13,446
Restructuring expenses	—		576
Acquisition transaction expenses	—		105
Impairment of long-lived assets	—		1,322
Other non-operating expense	2,439		—
Other expenses	3,923	(2)	408	(3)

Adjusted Paired Share Income	$22,439		$15,857

Adjusted Paired Share Income per Paired Share – basic	$0.11		$0.09

Adjusted Paired Share Income per Paired Share – diluted	$0.11		$0.09

Weighted average Paired Shares outstanding – basic	203,299		170,329

Weighted average Paired Shares outstanding – diluted	204,375		172,030

(1)	Prior to the change in our legal and entity structure in November 2013, which occurred in connection with Extended Stay America, Inc.‘s and ESH Hospitality, Inc.’s initial public offering, no portion of the Company’s (i.e., the Paired Share’s) noncontrolling interests represented interests attributable to the Class B common shares of ESH Hospitality, Inc.
(2)	For the three months ended March 31, 2014, includes public company transition costs of approximately $1.1 million pre-tax, consulting fees related to implementation of our new strategic initiatives, including review of our corporate infrastructure, of approximately $1.4 million pre-tax, and loss on disposal of assets of approximately $1.8 million pre-tax, which total approximately $3.9 million after-tax.
(3)	For the three months ended March 31, 2013, includes costs related to preparations for Extended Stay America, Inc.‘s and ESH Hospitality, Inc.‘s initial public offering of approximately $0.4 million pre-tax and after-tax.

EXTENDED STAY AMERICA, INC.

NON-GAAP RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2014		2013
Net income	$16,081		$13,917
Interest expense, net	36,548		52,053
Income tax expense	5,059		698
Depreciation and amortization	45,327		41,245

EBITDA	103,015		107,913
Restructuring expenses	—		605
Acquisition transaction expenses	—		110
Impairment of long-lived assets	—		1,388
Other non-operating expense	2,515		—
Non-cash equity-based compensation	2,461		1,411
Other expenses	4,285	(1)	428	(2)

Adjusted EBITDA	$112,276		$111,855

Adjusted EBITDA % growth	0.4%

(1)	For the three months ended March 31, 2014, includes public company transition costs of approximately $1.1 million, consulting fees related to the implementation of our new strategic initiatives, including review of our corporate infrastructure, of approximately $1.4 million, and loss on disposal of assets of approximately $1.8 million.
(2)	For the three months ended March 31, 2013, includes costs related to preparations for Extended Stay America, Inc.‘s and ESH Hospitality, Inc.‘s initial public offering of approximately $0.4 million and loss on disposal of assets of approximately $ 13,000.

EXTENDED STAY AMERICA, INC.

NON-GAAP RECONCILIATION OF HOTEL OPERATING PROFIT AND HOTEL OPERATING MARGIN

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2014		2013		% Variance
Room revenues	$266,229		$252,805		5.3%
Other hotel revenues	4,087		3,719		9.9%

Total hotel revenues	270,316		256,524		5.4%
Hotel operating expenses	140,089	(1)	128,168	(2)	9.3%

Hotel operating profit	$130,227		$128,356		1.5%

Hotel operating margin	48.2%		50.0%		-180 bps

(1)	For the three months ended March 31, 2014, excludes loss on disposal of assets of approximately $1.8 million.
(2)	For the three months ended March 31, 2013, excludes loss on disposal of assets of approximately $13,000.

EXTENDED STAY AMERICA, INC.

KEY OPERATING METRICS

(Unaudited)

	Three Months Ended March 31,
	2014		2013	% Variance
Number of hotels	684	(1)	682	0.3%
Number of rooms	76,265		75,928	0.4%
Occupancy	70.0%		70.6%	(60 bps )
ADR	$55.39		$52.41	5.7%
RevPAR	$38.79		$36.99	4.9%

(1)	On December 31, 2013, the Company acquired two hotel properties.

EXTENDED STAY AMERICA, INC.

NON-GAAP RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA

(In thousands)

(Unaudited)

Year Ended December 31, 2013			Year Ended December 31, 2014 Outlook
Actual			Low		High
$82,656		Net income	$173,785		$204,585
234,459		Interest expense, net	148,000		148,000
(4,990)		Income tax (benefit) expense	55,700		61,900
168,053		Depreciation and amortization	170,000		165,000

480,178		EBITDA	547,485		579,485
605		Restructuring expenses	—		—
235		Acquisition transaction expenses	—		—
3,330		Impairment of long-lived assets	—		—
—		Other non-operating expense	2,515		2,515
20,168		Non-cash equity-based compensation	13,000		11,000
14,094	(1)	Other expenses	7,000	(2)	7,000	(2)

$518,610		Adjusted EBITDA	$570,000		$600,000

		Increase over 2013 Adjusted EBITDA	10%		16%

(1)	For the year ended December 31, 2013, includes costs related to preparations for Extended Stay America, Inc.‘s and ESH Hospitality, Inc.‘s initial public offering of approximately $11.2 million and loss on disposal of assets of approximately
$2.9 million.
(2)	For the year ended December 31, 2014, estimate includes public company transition costs, consulting fees and loss on disposal of assets totaling $7.0 million.